Exhibit 4.11

EXECUTION VERSION

SECOND AMENDMENT
TO REVOLVING CREDIT, TERM LOAN AND
GUARANTY AGREEMENT

                SECOND AMENDMENT, dated as of February 10, 2003 (the "Amendment"), to the REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT, dated as of December 24, 2002, among UNITED AIR LINES, INC., a Delaware corporation (the "Borrower"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, UAL CORPORATION, a Delaware corporation and the parent company of the Borrower (the "Parent") and all of the direct and indirect subsidiaries of the Borrower and the Parent signatory thereto (the "Subsidiaries" and together with the Parent, each a "Guarantor" and collectively the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), CITICORP USA, INC., a Delaware corporation ("CUSA"), BANK ONE, NA, a national banking corporation ("Bank One"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT Group"), each of the other financial institutions from time to time party hereto (together with JPMorgan Chase, CUSA, Bank One and CIT Group, the "Lenders"), JPMORGAN CHASE BANK and CUSA, as co-administrative agents (together, the "Agents") for the Lenders and JPMORGAN CHASE BANK, as paying agent (in such capacity, the "Paying Agent") for the Lenders.

W I T N E S S E T H:

                WHEREAS, the Borrower, the Guarantors, the Lenders, the Paying Agent and the Agents are parties to that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of  December 24, 2002 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"); and

                WHEREAS, the Borrower, the Guarantors and the Lenders have agreed that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement shall be amended as set forth herein subject to and upon the terms and conditions set forth herein;

                NOW, THEREFORE, the parties hereto hereby agree as follows:

                1.    As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

                2.    Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definition in appropriate alphabetical order:

      "Second Amendment Effective Date" shall mean the Effective Date as defined in that certain Second Amendment, dated as of February 10, 2003, to this Agreement.
                3.    The definition of the term "Adjusted LIBOR Rate" is hereby amended by deleting the percentage "2%" appearing in clause (B) of the first sentence thereof and inserting in lieu thereof the percentage "3%".

                4.    Section 2.01 of the Credit Agreement is hereby amended by inserting the following paragraph (d) immediately following paragraph (c) thereof:

      (d)  Limitation of Commitments. Notwithstanding any other provision of this Agreement to the contrary (including, without limitation, Sections 2.01(a) and 2.01(c)), forthwith upon the occurrence of the Second Amendment Effective Date, (x) the Tranche A Commitment of each Initial Lender shall be reduced from $200,000,000 to $150,000,000 (with Tranche A Commitments in excess of the aggregate principal amount of $600,000,000 up to the aggregate principal amount of $800,000,000 to be subject to syndication and usage of the Tranche A Commitments during Stage II to be subject to the Tranche A Reserve at all times) and (y) the written consent of Lenders having Tranche A Commitments and Tranche B Commitments representing at least 90% of the Total Commitment in the aggregate at that time shall be required prior to such syndication of additional Tranche A Commitments in excess of the aggregate principal amount of $600,000,000.
                5.    Section 2.08(a) is hereby amended by deleting the percentage "3.5%" appearing therein and inserting in lieu thereof the percentage "5.5%".

                6.    Section 2.08(b) is hereby amended by deleting the percentage "4.5%" appearing therein and inserting in lieu thereof the percentage "6.5%".

                7.    Section 2.21 of the Credit Agreement is hereby amended by deleting the phrase "four and one-half percent (4.5%)" appearing in the first sentence thereof and inserting in lieu thereof the phrase "six and one-half percent (6.5%)".

                8.    Section 6.13 of the Credit Agreement is hereby amended by deleting the amount "$200,000,000" set forth therein and inserting in lieu thereof the amount "$300,000,000".

                9.    Annex A to the Credit Agreement is hereby replaced by Annex A attached to this Amendment.

                10.   This Amendment shall not become effective until the date (the "Effective Date") on which this Amendment shall have been executed by the Borrower, the Guarantors and the Initial Lenders, and the Agents shall have received evidence satisfactory to it of such execution.

                11.    Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

                12.    The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agents.

                13.    This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agents or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein.  Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

                14.    This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                15.    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first written.

BORROWER:
UNITED AIR LINES, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President & Chief Financial Officer

GUARANTOR:
UAL CORPORATION

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President & Chief Financial Officer

GUARANTOR:
UAL LOYALTY SERVICES, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
UAL COMPANY SERVICES, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President and Treasurer

GUARANTOR:
CONFETTI, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
MILEAGE PLUS HOLDINGS, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
MILEAGE PLUS MARKETING, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
MYPOINTS.COM, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
CYBERGOLD, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
ITARGET.COM, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
MYPOINTS OFFLINE SERVICES, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
UAL BENEFITS MANAGEMENT, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:
UNITED BIZJET HOLDINGS, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
BIZ JET CHARTER, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
BIZJET FRACTIONAL, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
BIZJET SERVICES, INC.

By: /s/ Steven M. Rasher
Name: Steven M. Rasher
Title: Senior Vice President, General Counsel and Secretary

GUARANTOR:
KION LEASING, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:
PREMIER MEETING AND TRAVEL SERVICES, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President and Treasurer

GUARANTOR:
UNITED AVIATION FUELS CORPORATION

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President and Treasurer

GUARANTOR:
UNITED COGEN, INC.

By: /s/ Francesca M. Maher
Name: Francesca M. Maher
Title: Vice President and Secretary

GUARANTOR:
MILEAGE PLUS, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President

GUARANTOR:
UNITED GHS, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:
UNITED WORLDWIDE CORPORATION

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:
UNITED VACATIONS, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President

GUARANTOR:
FOUR STAR LEASING, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:
AIR WIS SERVICES, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:
AIR WISCONSIN, INC.

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:
DOMICILE MANAGEMENT SERVICES, INC.

By: /s/ Francesca M. Maher
Name: Francesca M. Maher
Title: Vice President and Secretary

LENDERS:

JPMORGAN CHASE BANK, As a co-administrative agent, Paying Agent and a Lender

By: /s/ John C. Riordan
Name: John C. Riordan
Title: Vice President

CITICORP USA, INC.
As a co-administrative agent and a Lender

By: /s/ James J. McCarthy
Name: James J. McCarthy
Title: Director and Vice President

BANKONE, NA
as a Lender

By: /s/ Patrick J. Fravel
Name: Patrick J. Fravel
Title: Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.
as a Lender

By: /s/ Alan Strauss
Name: Alan Strauss
Title: Vice President - Team Leader

ANNEX A

to

REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT

Dated as of December 24, 2002 (as amended)

Lender	Tranche A Commitment ($)	Tranche A Commitment Percentage (%)	Tranche B Commitment ($)	Tranche B Commitment Percentage (%)

JPMorgan Chase Bank 270 Park Avenue New York, New York 10017 Attn: Richard Thayer Managing Director	$ 150,000,000	25.0%	$ 100,000,000	25.0%

Citicorp USA, Inc. 388 Greenwich Street 19th Floor New York, New York 10013 Attn: James McCarthy Director	150,000,000	25.0	100,000,000	25.0

Bank One NA One Bank One Plaza Chicago, Illinois 60670 Attn: Paul C. Hennesy Managing Director	150,000,000	25.0	100,000,000	25.0

The CIT Group/Business Credit, Inc. 1211 Avenue of the Americas New York, New York 10036 Attn: Peter Skavla Senior Vice President	150,000,000	25.0	100,000,000	25.0

Total	$ 600,000,000	100.0%	$ 400,000,000	100.0%